SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Co-Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Strategic Fund-G II, L.P.
Trian Partners Strategic Fund-G III, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian Partners Strategic Fund-K, L.P.
Trian Partners Strategic Fund-C, Ltd.
Nelson Peltz
Peter W. May
Edward P. Garden
Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From time to time, Trian Fund Management, L.P. may distribute the following advertisement in various publications or media outlets:

THIS ADVERTISEMENT WAS PLACED AND PAID FOR BY TRIAN FUND MANAGEMENT, L.P.

OPEN LETTER TO THE P&G BOARD
FROM FIVE FORMER HEINZ DIRECTORS

September 27, 2017

Dear Procter & Gamble Directors,

In 2006, Nelson Peltz joined the Board of H.J. Heinz Company following a long and hard-fought proxy contest. Like you, many of us had feared that Nelson’s presence would disrupt the effectiveness of our Board process and derail the execution of our strategy. However, just the opposite proved true.

The following are some reflections on our experience with Nelson as a Heinz Director:

/	Nelson was a valued member of the Heinz board. We appreciate all that he did during his time as a Heinz director.

/	Nelson was consistently focused on delivering long-term shareholder value to Heinz shareholders. He was opposed to taking actions that would provide short-term benefit at the expense of long-term value.

/	Nelson respected the views of his fellow directors and proved to be a constructive force and an important cohesive and collegial voice in the boardroom. While discussions could get spirited, we viewed that as a good thing and all directors including Nelson were always open-minded to others’ perspectives.

/	Following the proxy contest, the board and management came together working toward a common goal with Heinz creating significant long-term shareholder value driven by consistent and profitable growth. All Heinz stakeholders benefitted.

Like P&G, Heinz was a proud company with a history that went back more than 100 years prior to Nelson’s arrival. We can say without a doubt that Nelson’s presence was additive to the Heinz board.

We would be happy to discuss our experience in detail with you.

Sincerely,

Alumni of the Heinz Board of Directors*

CHARLES E. BUNCH	THOMAS J. USHER	DENNIS REILLEY
Former Chairman and CEO, PPG Industries, Inc.	Former Chairman and CEO, United States Steel Corporation; Former Non-Executive Chairman of Marathon Petroleum Company	Former Chairman and CEO, Praxair, Inc.; Non-Executive Chairman of Marathon Oil Corporation

JOHN G. DROSDICK	DEAN R. O’HARE
Former Chairman, CEO and President, Sunoco, Inc.	Former Chairman and CEO, The Chubb Corporation

*Affiliations Listed for Identification Purposes Only

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